Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Blaize Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c)	21,095,389(2)	$2.83(3)	$59,699,950.87	$0.0001531	$9,140.06

Total Offering Amounts					$59,699,950.87		$9,140.06

Total Fee Offsets(4)							$ —

Net Fee Due							$9,140.06

(1)

Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Represents the sum of (a) up to 20,242,805 shares of common stock, $0.0001 par value per share (“Common Stock”), of Blaize Holdings, Inc. (the “Company”) issued in connection with the Purchase Agreement described in the prospectus forming part of this registration statement, (b) 83,353 shares of Common Stock issued as consideration for B. Riley Principal Capital II’s commitment to purchase shares of the Company pursuant to the Purchase Agreement described in the prospectus forming part of this registration statement and (c) 769,231 shares of Common Stock issued as consideration to Cantor Fitzgerald & Co. for entering into the Engagement Letter described in the prospectus forming part of this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on July 11, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)	The Registrant does not have any fee offsets.